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                                                                       Exhibit 5



                                      February 28, 2001




United States Can Company
700 East Butterfield Road, Suite 250
Lombard, Illinois 60148

         Re: $175,000,000 in aggregate principal amount of 12 3/8% Series B Senior Subordinated Notes due 2010 of United States Can Company issued and exchanged for $175,000,000 in aggregate principal amount of 12 3/8% Senior Subordinated Notes due 2010 of United States Can Company

Ladies and Gentlemen:

         We have acted as counsel to United States Can Company, a Delaware corporation (the "Company"), in connection with (i) the issuance by the Company in an exchange offer (the "Exchange Offer") of $175,000,000 in aggregate principal amount of its 12 3/8% Series B Senior Subordinated Notes due 2010 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for $175,000,000 in aggregate principal amount of the Company's outstanding 12 3/8% Senior Subordinated Notes due 2010 (the "Initial Notes"), which have not been so registered, and (ii) the preparation of the registration statement on Form S-4 (File No. 333-53276) filed by the Company with the Securities and Exchange Commission (the "Registration Statement") for the purpose of registering the Exchange Notes under the Securities Act of 1933 (the "Act"). The Initial Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of October 4, 2000 (the "Indenture") between the Company and Bank One Trust Company, N.A., as trustee (the "Trustee"). Capitalized terms defined in the Indenture and not otherwise defined herein are used herein with the meanings so defined.

         This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

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         We have examined such documents and made such other investigation as we have deemed appropriate to render the opinions set forth below. As to matters of fact material to our opinions, we have relied, without independent verification, on representations made in the Indenture and certificates and other inquiries of officers of the Company and of public officials.

         The opinions expressed below are limited to matters governed by the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America.

         Based upon the foregoing, we are of the opinion that:

         1. When the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered against receipt of the Initial Notes surrendered in exchange therefor upon completion of the Exchange Offer, (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies and to general principal of equity) the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         2. Subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies and to general principal of equity, the Guarantees of the Exchange Notes by each of the Guarantors pursuant to the Indenture constitute the valid and binding obligation of the respective Guarantor, enforceable against the respective Guarantor in accordance with the terms of the Indenture.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                          Very truly yours,

                                          /s/ Ropes & Gray

                                          Ropes & Gray